Exhibit 10.1
                                                        ------------



                    ASSET PURCHASE AGREEMENT


     AGREEMENT made as of this 30th day of May, 1997, by and between PROGRAMS FOR EDUCATION, INC., a New Jersey corporation, having its principal place of business at Building #6, Cane Farm, Rosemont, New Jersey 08556 ("Seller"), BERNARD B. SHAPIRO, an individual with his principal residence at 186 Cafferty Road, Pipersville, Pennsylvania 18947 ("Mr. Shapiro"), MODERN LEARNING PRESS, INC., a Delaware corporation having its principal place of business at 910 Church Street, Honesdale, Pennsylvania 18437 ("Purchaser") and TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC., a Delaware corporation, having its principal place of business at Fields Lane, Brewster, New York 10509 ("TASA").

                       W I T N E S S E T H:

     WHEREAS, the Seller is engaged in the business of publishing educational materials for educators and parents of young children
(the "Business"), and

     WHEREAS, Purchaser desires to purchase from the Seller and the Seller desires to sell to the Purchaser, the Business and substantially all of its assets, upon the terms and conditions stated herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties hereby agree as follows:

     1.   SALE AND TRANSFER OF ASSETS.
          ----------------------------

          (a) On the terms and subject to the conditions of this Agreement and in reliance on the representations and warranties set forth herein, except as set forth in subparagraph (b) below, the Seller shall sell, assign, transfer and deliver to the Purchaser on the Closing Date, as defined in Paragraph 15 hereof, and the Purchaser shall purchase from Seller, free of liens and encumbrances, all of the operating assets, properties and rights of Seller of every kind and description existing at the Closing Date (such assets, properties and rights to be sold herein shall be hereinafter referred to as the "Assets"). Without limiting the foregoing, the Assets shall include cash on hand; accounts; accounts receivable; prepaid expenses; furniture and fixtures; machinery and equipment; catalogs (including but not limited to all advertising and marketing materials); customer list; mailing list; leases; inventory in all forms (including but not limited to print and video); manuscripts; all intellectual property and proprietary rights and interests (including but not limited to author/publisher contracts, licenses, trademarks, tradenames, servicemarks, copyrights, and patents whether registered or applied for or at common law, e.g. "Modern Learning Press", "Programs for Education", "Change A Print Frame" and any other tradenames, trademarks or servicemarks used in connection with the Business); any and all contracts and contract rights (including but not limited to distribution and publishing rights and agreements, e.g. with Gesell Institute, "Words I Use When I Write", "Palabras Que Yo Uso Cuando Escribo", "My Word Book", "Word Power" and "Parent Pages" series, any materials relating to prior seminar and training workshops, author contracts - both existing and under development, license agreements with publishers, and export contracts) and Seller's names "Programs for Education, Inc." and "Modern Learning Press."

          Seller shall provide such bills of sale, assignments and other transfer documents necessary to sell, assign and transfer the Assets and vest all rights to same in Purchaser, including but not limited to assignments of all contracts and intellectual property and proprietary interests in forms acceptable to counsel for Purchaser and suitable for filing and registration of same by Purchaser.

          (b) Notwithstanding subparagraph (a) above, Seller shall not include in Assets transferred hereunder its Zeos computers and two tape decks, a Panasonic video monitor, a video camera and video lights, external hard drives and all related software used in video editing; provided that (i) (other than personal information of Mr. Shapiro), all information on any tapes, discs or drives of such items shall be removed and transferred to a tape, disc or drive of a computer and tape deck included in the Assets being sold hereunder, and (ii) none of the equipment is used in creating or manufacturing the products of Seller being sold hereunder.

     2.   ASSUMPTION OF CERTAIN LIABILITIES.  Seller shall assign
          ----------------------------------
and Purchaser will assume certain liabilities of Seller as set forth on the Closing Balance Sheet of Seller which shall be one of the Closing Financial Statements (as defined hereinafter), and as approved by Purchaser (the "Assumed Liabilities"). Assumed Liabilities shall include accounts payable, "Bonus Accrual" as defined in Paragraph 14 hereof (upon which Purchaser shall withhold all applicable federal, state and local taxes as required by law), accrued expenses, payroll taxes and other liabilities arising in the ordinary course of business, provided all such liabilities are disclosed to Purchaser on the Closing Balance Sheet delivered pursuant to Paragraph 14 hereof.

          Notwithstanding anything to the contrary contained above, Assumed Liabilities shall not include any obligation or liability of Seller with respect to income taxes, penalties and interest thereon; loans or other credit granted to Seller or its officers, directors or employees; pension, profit-sharing or other similar obligations of Seller whether or not arising from ERISA qualified or approved plans; any liabilities for items outside the ordinary course of business, any liabilities for acts or omissions of Seller, its officers, directors or employees through the Closing Date which are not disclosed on the Closing Balance Sheet and approved in writing by Purchaser (including but not limited to contingent liabilities, and any pending or threatened claims, proceedings, actions, or investigations, whether or not asserted before Closing).

          Purchaser will advise Seller promptly upon receipt of the Closing Balance Sheet of any liabilities disclosed thereon which Purchaser will not accept as an Assumed Liability. Seller shall have five (5) days thereafter to dispute same in writing and, if disputed, the accountants for Purchaser and Seller shall make best faith efforts to resolve same. Notwithstanding, Seller shall remain liable therefore pending resolution of the dispute. Purchaser may, in its discretion, pay any disputed liability, and shall be entitled to offset the amount paid against any payments due under the Note and Royalty Agreement upon resolution of the dispute in its favor. Seller will indemnify Purchaser for any liability other than Assumed Liabilities which are asserted against Purchaser in connection with the transaction or the Assets acquired hereby, including reasonable attorneys fees. Purchaser shall give prompt written notice to Seller of any such asserted liabilities and Seller shall have a reasonable opportunity to defend. In the event such liability is not paid by Seller, or the claim against Purchaser dismissed within sixty (60) days of the date of notice to Seller, or adequate security or bond provided to Purchaser and acceptable to Purchaser's counsel, Purchaser may offset the amount of such liabilities (and its reasonable attorneys fees) against any payments due to Seller or Mr. Shapiro under this Agreement or any document executed in connection herewith, including, but not limited to the Note and Royalty Agreement (as hereinafter defined).

     3.   CONSIDERATION.  On the Closing Date, in consideration of
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the sale and purchase of the Assets hereunder, assumption of the
Assumed Liabilities, and the payments to be made pursuant to the Consulting Agreement and Non-competition Agreement (defined hereinafter), Purchaser shall pay Seller the aggregate sum of Three Million Two Hundred Thousand Dollars ($3,200,000.00) as total purchase price ("Purchase Price"), which Purchaser and Seller agree shall be allocated as follows:

     Net Assets                                $2,500,000.00
     Restrictive Covenant of Shareholders        $400,000.00
     Restrictive Covenant of Seller              $100,000.00
     Consulting Agreement                        $200,000.00

The parties agree to cooperate and complete Internal Revenue
Service Form 8594 promptly upon the receipt, review and acceptance by Purchaser of the Closing Financial Statements.

     4.   PAYMENT OF PURCHASE PRICE.  Purchase Price shall be paid
          --------------------------
as follows:

          (a)  Two Million Two Hundred Thousand Dollars
($2,200,000.00) payable at Closing by wire transfer to the account of Seller and its shareholders.

          (b) One Million Dollars ($1,000,000.00) by secured promissory note of Purchaser, substantially in the form of Exhibit "A" hereto (the "Note"), payable in equal quarterly installments of principal and interest so as to be self-liquidating at the end of five years from the date of Closing, with interest at the prime rate of The Bank of New York, plus one percent per annum, but in no event less than nine (9%) percent per annum (the "Interest Rate"). The Interest Rate and resultant payment shall be adjusted quarterly at the beginning of each quarter following Closing. The Note may be prepaid at any time, and from time to time, without penalty.

     5.   COLLATERAL AND SECURITY.
          ------------------------

          (a) As security for the payment and performance by Purchaser of its obligations under the Note and the Royalty Agreement, Purchaser shall provide to Seller a security agreement, substantially in the form of Exhibit "B" hereto (the "Security Agreement"), and appropriate UCC-1 financing statements (the "Financing Statements") granting to Seller a first position security interest in the titles sold hereunder by Seller as listed on Schedule 5.1 hereof, and provided no Event of Default has occurred and is continuing under the Royalty Agreement at such time, the Security Agreement and related Financing Statements shall terminate and not be renewed or continued after payment in full of the Note; and

          (b) As security for the payment and performance of the obligations of TASA and Purchaser, as the case may be, under the terms of this Agreement, the Note, the Royalty Agreement and the Guaranty (hereinafter defined), TASA shall provide to Seller (i) a stock pledge agreement, substantially in the form of Exhibit "C" hereto (the "Stock Pledge Agreement"), pursuant to which TASA shall pledge to Seller one hundred (100%) percent of the issued and outstanding capital stock of Purchaser; and (ii) guaranty of TASA, substantially in the form of Exhibit "D" hereto (the "Guaranty").

     6.   BULK SALE COMPLIANCE.   Except for Assumed Liabilities,
          ---------------------
Seller shall pay all of its creditors from the proceeds of this sale and save and hold Purchaser harmless, and indemnify and defend Purchaser from any and all claims, demands and expenses arising by reason of any such indebtedness (including reasonable attorneys fees). At the Closing, Seller shall furnish Purchaser with a Bill of Sale and Affidavit in lieu of compliance with the bulk transfer provisions of the Uniform Commercial Code as in effect in the State of New Jersey in form acceptable to counsel for Purchaser selling and transferring such the Assets free and clear of liens, charges and encumbrances and rights of creditors.

     7.   SALES TAX.  Purchaser and Seller agree to cooperate in
          ----------
complying with the requirements of New Jersey law with respect to the transfer of assets contemplated hereunder, including but not limited to Seller's notice to the State of New Jersey and payment by Seller in escrow of any amount required by the State in connection with Seller's sales tax obligations.

     8.   REPRESENTATIONS OF SELLER.  Seller represents and
          --------------------------
warrants to Purchaser as follows:

          (a) Seller is a corporation duly organized and existing and in good standing under the laws of the State of New Jersey and is duly qualified to transact business in the State of New Jersey. The operation of its business does not require Seller to be qualified to transact business in any other jurisdiction. Seller has full power and authority to perform its obligations as provided in this Agreement.
The execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all requisite corporate action, and will not conflict with or breach any provision of any agreement to which Seller is a party or by which it may be bound, the Certificate of Incorporation or By-Laws of Seller.

          (b) Seller has good and marketable title to, all of the Assets free and clear of all mortgages, charges, liens and encumbrances. A list of all material contracts is annexed as
Schedule 8.1 hereto.

          (c) Except for the workers compensation claim of Ms. Candace Coe, there are no actions, suits or proceedings pending, and Seller has no knowledge of any actions, suits or proceedings threatened, against Seller affecting Seller, or any of the Assets to be transferred under this Agreement, or which would prevent or substantially hinder the consummation of the transactions contemplated by this Agreement.

          (d) The accounts receivable accrued on or through the Closing Date were, and to the best knowledge of Seller, will be, created in the ordinary course and do and will reflect bona fide sales to customers and will be collectible in the amount thereof as reflected in the records of Seller. A schedule of such receivables shall be delivered to Purchaser within five (5) business days of the date of this Agreement.

          (e)  From October 1, 1996 to the date of this Agreement,
(i) there has been no material adverse change in the Assets or the financial condition of Seller from that shown in the Financial Statements (as defined in Paragraph 14(a) hereof, and (ii) no business, properties or assets owned or leased by the Seller shall have suffered any material destruction of damage or have been materially adversely affected in any manner which singularly, or in the aggregate would have a material adverse effect on the Assets or the financial condition of the Seller, regardless of whether or not the loss suffered from any such incident shall have been insured; and (iii) the business of Seller has been conducted in the ordinary course.

          (f) The conduct of the business of Seller, and its sale of products, does not infringe upon the patents, trademarks, tradenames or copyrights of any person or entity and Seller has not received any notice of conflict with the asserted rights of others with respect to the conduct of its business.

          (g) Seller is not a party to any collective bargaining agreement, nor is Seller a party to any agreement with any of its employees which is not by its terms terminable at will at the election of Seller.

          (h) Seller has no pension plan, profit-sharing plan or employee benefit plan with respect to its employees.

          (i) Other than the contracts being transferred hereunder and listed on Schedule 8.1 annexed hereto and made a part hereof, and the oral lease of Seller for its office space in Rosemont, New Jersey. Seller is not a party to any written or oral contract, license, lease or other agreement. Seller has contacted the landlord to discuss the assignment and assumption by Purchaser of the lease of Seller's office site and Purchaser shall complete such negotiations. Seller has not received a notice of any default nor is it in material default under any document, agreement, contract, license, lease or other commitment to which it is or may be a party. Seller has not received notice that any party to any such agreement intends to cancel or terminate the same, whether by reason of the transactions contemplated hereby or otherwise. All such agreements are valid and enforceable in accordance with their respective terms for the periods stated therein.

          (j) Seller is in compliance with all laws, rules, regulations, ordinances, decrees and orders applicable to its operation as currently conducted or to its owned or leased properties.

          (k) This Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

          (l) The Bill of Sale and instruments of assignment, when executed and delivered to Purchaser will transfer to Purchaser all of the Assets, free of all mortgages, liens, charges and encumbrances.

          (m) Seller has filed when due, including all lawful extensions thereof, all income, franchise, sales and other federal, state and local tax returns required to be filed by Seller under any law, rule or regulation imposed by any governmental authority with jurisdiction over Seller, the Business and the Assets. All such returns are true, complete and correct and in full compliance with all applicable laws, rules and regulations. All amounts payable pursuant to such returns, including any penalties and interest assessed thereon, if any, have been paid in full. All such amounts, whether or not evidenced by a return or filing which have accrued with respect to any period through and including the date hereof have been paid or will be paid by Seller, unless explicitly assumed by Purchaser hereunder as an Assumed Liability.

          (n) The machinery, equipment, furniture and fixtures listed on Schedule 8.2 hereof constitute all such assets of Seller and are, and will be on the Closing Date, in good working order and repair, reasonable wear and tear excepted.

          (o)  Since October 1, 1996:

               (i) Seller has and shall continue to conduct its business in the ordinary course.

               (ii) Seller has and shall continue to meet the contractual obligations and to pay its obligations as they mature in the ordinary course of business.

               (iii) Seller has and shall continue to use its best efforts to preserve intact the business organization and the goodwill of Seller, its current staff, both independent contractors and employees, its customers, suppliers, publishers, authors and others having business relations with it.

               (iv) Seller has kept and shall continue to keep the insurance now maintained with respect to the Assets in full force and effect.

               (v) Seller has not and shall not, nor has nor shall any agent of Seller, directly or indirectly (A) solicit or accept offers to sell the capital stock of Seller or Assets of business of Seller or enter into negotiations concerning any unsolicited offers so received; or
(B) provide information to any other party to assist the other party in evaluating a potential purchase of, or investment in, the capital stock of Seller or Assets or Business of Seller.

     9.   REPRESENTATIONS AND WARRANTIES BY PURCHASER AND TASA.
          -----------------------------------------------------

     Each of Purchaser and TASA make the following representations and warranties to Seller:

          (a) Each of Purchaser and TASA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and each is duly qualified to transact business in the other jurisdictions in which the business of each would require such qualification, except that Purchaser has filed applications for qualification in New Jersey and Pennsylvania, which qualifications have not yet issued. Each of Purchaser and TASA has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

          (b) The execution and delivery by each of Purchaser and TASA of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or violate any contract or agreement to which Purchaser or TASA is a party or by which it may be bound, are not contrary to the certificate of incorporation or by-laws of either Purchaser or TASA and are not contrary to any order of any court to which either Purchaser or TASA is subject.

          (c) Each of Purchaser and TASA have good and marketable title to all of their respective properties.

          (d) The execution, delivery and performance by Purchaser and TASA of this Agreement have been duly authorized by all requisite corporate action. This Agreement constitutes a legal, valid and binding obligation of Purchaser and TASA enforceable in accordance with its terms.

          (e) There are no actions, suits or proceedings pending, and each of Purchaser and TASA has no knowledge of any actions, suits or proceedings threatened, against either Purchaser or TASA which would materially affect either Purchaser or TASA or which would prevent or substantially hinder the consummation of the transactions contemplated by this Agreement.

          (f) Neither Purchaser nor TASA is in default under any commitment, contract, agreement, lease or other document to which it is a party or to which it may be bound, and which would have a material effect on either corporation's abilities to consummate the transactions contemplated hereunder. No event has occurred which, with the lapse of time, would constitute such a material default thereunder.

     10.  COVENANTS NOT TO COMPETE.  At the Closing, in
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consideration of the transactions contemplated hereunder, Seller and each of Mr. Shapiro, Charlotte Freeman Shapiro and Peter
Freeman Shapiro (the "Shareholders") shall enter into a non-competition agreement with Purchaser and TASA, pursuant to which they shall not compete with, nor solicit customers of, nor interfere with the business of Purchaser and TASA on such terms and conditions as are set forth in the Non-Competition Agreement to be executed and delivered at Closing, substantially in the form of Exhibit "E" hereto.

     11.  CONSULTING CONTRACT.   At the Closing, in consideration
          --------------------
of the transactions contemplated hereunder, Mr. Shapiro shall enter into a consulting agreement pursuant to which he shall, under supervision of the President of Purchaser, provide consulting services to Purchaser for a period not to exceed one year after the Closing to enable an effective transition of Seller's business to Purchaser with the terms and conditions of such agreement as set forth in the Consulting Agreement to be executed and delivered at Closing, substantially in the form of Exhibit "F" hereto.

     12.  ROYALTY AGREEMENT.  At the Closing, in consideration of
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the transactions contemplated herein, Purchaser and Seller shall enter into a royalty agreement pursuant to which Mr. Shapiro, individually, or his legal representatives upon his death, shall be paid a royalty by Purchaser (the "Royalty") on sales of the "Words I Use" title series as such series is constituted at Closing (anticipated to be approximately 19 titles) as set forth in a Royalty Agreement to be executed and delivered at Closing substantially in the form of Exhibit "G" hereto.

     13.  CAPITALIZATION OF PURCHASER.  On or before the Closing
          ----------------------------
Date, TASA shall capitalize Purchaser with $2,400,000.00 required for Purchaser to make payment of the $2,200,000.00 cash portion of the Purchase Price at Closing, and $200,000 additional capital. Purchaser agrees that the $200,000.00 additional capital shall remain as capital of Purchaser until payment in full is received by Mr. Shapiro of all obligations of Purchaser pursuant to the terms of the Note and the Royalty Agreement.

     14.  FINANCIAL STATEMENTS AND COVENANTS.
          -----------------------------------

          (a)  Regular Financial Statements - Seller has
delivered to Purchaser audited financial statements prepared in accordance with generally accepted accounting principals consistently applied for the fiscal year ended September 30, 1996 (the "Financial Statements") which Seller represents to the best of its knowledge are true, correct and complete in all material respects as of the date thereof. Seller has not delivered to Purchaser the "reviewed" financial statements as required pursuant to the Letter of Intent between the parties, for the period October 1, 1996 through and including March 31, 1997, nor the statements for April 1997. Purchaser agrees with Seller to accept in their place and stead, final "reviewed" financial statement for the period October 1, 1996 through and including May 31, 1997 (the "Closing Financial Statements"). Seller shall make best efforts to deliver the Closing Financial Statements within thirty (30) days of Closing, but in no event later than forty-five (45) days after
Closing.   The Closing Financial Statements shall reflect such
adjustments as have been requested by Purchaser's Accountants and delivered to the accountants for the Seller prior to the date hereof. The Closing Financial Statements shall consist at a minimum of Closing Balance Sheet, Income Statement, and Statement of Cash Flows, with foot notes and with comparative figures for the same period for Fiscal Year 1996. The Financial Statements and Closing Financial Statements shall be collectively known as the "Program Financial Statements". Program Financial Statements shall also be certified by an officer of Seller that, to the best knowledge of Seller such Program Financial Statements are true, correct and complete in all material respects.

          (b) Deferred Bonus Accrual - Seller and Purchaser agree that provided aggregate expenses and disbursements of Seller incurred in the ordinary course of business (excluding professional fees as described below) and cost of goods sold as a percentage of revenues, each as reported by Seller, and reviewed and agreed to by Purchaser's Accountants, on the Closing Financial Statements, are equal to or less than a ten (10%) percent variance from such numbers for Fiscal 1996 for the same period, Purchaser, subject to
(c) below, shall pay a bonus to Mr. Mr. Shapiro on the following terms and according to the following scale:

     Annual Gross Sales for FY 1997     Bonus
     ------------------------------     -----

     $1,355,000                         $200,000 (minimum salary)
     $1,355,001 thru $1,449,999         $200,000 + 21% of sales
                                          over $1,355,000
     $1,450,000 thru $1,549,999         $220,000 + 26% of sales
                                          over $1,450,000
     $1,550,000 thru $1,649,999         $246,000 + 30% of sales
                                          over $1,550,000
     $1,650,000 thru $1,768,999         $276,000 + 14.9% of sales
                                          over $1,650,000
     $1,769,000 and over                $293,776 (maximum salary)

Gross Sales shall be defined as sales, net of returns, allowances, and credits. Seller shall maintain expenses within the ten (10%) percent variance from Fiscal 1996 expenses as described above. If Closing occurs, a minimum bonus of $200,000 will be due to Mr. Shapiro by Purchaser on the date determined in (c) below. To the extent any compensation has been paid by Seller to any Shareholder in Fiscal 1997, such compensation shall be deducted from the bonus compensation amount otherwise payable hereunder to Mr. Shapiro by Purchaser as Deferred Bonus Accrual (defined hereafter).

     If overhead and cost of goods sold as a percentage of revenues exceed the ten (10%) percent permitted variance, compensation to Mr. Shapiro shall be reduced dollar for dollar for each dollar of such excess. Notwithstanding the above, Seller may expense the costs of professional fees in connection with the Closing (other than the audit expenses provided in Paragraph 13 of the Letter of Intent). If such charges exceed $44,000 in the aggregate (representing 7/12 of Fiscal Year 1996 professional expenses of $76,000), compensation payable to Mr. Shapiro shall be reduced dollar for dollar for each dollar of professional fee expenses exceeding such $44,000.

          (c) Purchaser shall accept as an Assumed Liability on the Closing Date, the aggregate sum of "salary for Stockholders and Officers" accrued from October 1, 1996 through the Closing Date, at an amount determined pursuant to the scale set forth in (b) above and agreed by Purchaser and Seller's Accountants (the "Deferred Bonus Accrual"). Payment of the Deferred Bonus Accrual is subject to and contingent upon no material discrepancies, including expenses outside the ordinary course of business, upon reasonable review and audit by Purchaser and its representatives of the books and records of Seller and the Closing Financial Statements.
Payment of the bonus to the extent of sales figures available, shall be made, as cash flow permits, on or before September 30, 1997, subject to a final adjusted payment after actual year end sales results are available. Any further monies due to Mr. Shapiro as a result of actual year end sales shall be paid within forty-five
(45) days of the end of the fiscal year. Any monies due to Purchaser as a result of overpayment to Mr. Shapiro, may be offset by Purchaser against payments due to him under either the Note or Royalty Agreement. Calculation of the Bonus shall be made by the accountants regularly servicing the Purchaser. Mr. Shapiro shall be given a copy of the Bonus calculation and unless the Purchaser receives written notice within thirty (30) days of any objection thereto, the Purchaser shall make such payment or offset, as the case may be, as shall be required hereunder. Within such thirty
(30) day period, Mr. Shapiro shall have a right to examine and audit the calculation of sales and determination of the amount to be offset during normal business hours, at his sole cost and expense. Any continuing disputes shall be settled by an independent third party chosen jointly by Purchaser and Seller. Purchaser shall make appropriate withholdings from such bonus as are required by Federal, State and local law.

     15.  CLOSING.  The Closing shall take place at the offices of
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Purchaser's counsel, Rider, Weiner, Frankel & Calhelha, P.C., 655
Little Britain Road, New Windsor, New York 12550 on or about May 30, 1997 at 10:00 A.M. or such other date and time as shall be mutually agreed (the "Closing" or otherwise referred to herein as the "Closing Date"). At the Closing, all steps shall have been taken and documents and instruments shall be delivered, in form reasonably acceptable to counsel which are necessary or appropriate to consummate the transactions provided for herein.

     16.  CONDITIONS TO CLOSING.
          ----------------------

          (a) Seller shall, in addition to other documents as may be reasonably required by counsel to the parties hereunder, deliver to Purchaser at the Closing the following:

               (i)  a certificate of an officer of Seller
certifying that all representations and warranties of Seller in this Agreement are true and correct as of the Closing as though such representations and warranties were made as of such date.

               (ii) a Bill of Sale transferring all of the Assets, and assignments of all intellectual property and proprietary interests.

               (iii)     the Non-Competition Agreement.

               (iv) the Consulting Agreement.

               (v)  the Royalty Agreement.

               (vi) officers certificate certified by the President of Seller as to: true and correct copies of (A) all corporate action of the Seller authorizing and approving this Agreement and the performance of the transactions contemplated hereby; (B) certificate of incorporation and by-laws and all amendments thereto; (C) signatures of duly elected and acting officers authorized to execute documents hereunder.

               (vii) Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Seller on or prior to or at the Closing.

               (viii) Opinion of counsel of Seller in form and substance acceptable to Purchaser's counsel.

          (b) Purchaser shall, in addition to other documents as may be reasonably required by counsel to the parties hereunder, deliver to Seller at the Closing the following:

               (i) a certificate of an officer of each of Purchaser and TASA certifying that all representations and warranties of Purchaser and TASA in this Agreement are true and correct as of the Closing as though such representations and warranties were made as of such date.

               (ii)   Note.

               (iii)  Security Agreement and Financing Statements.

               (iv)   Royalty Agreement.

               (v)    Non-competition Agreement.

               (vi)   Consulting Agreement.

               (vii)  Guaranty.

               (viii) officers certificate of each of TASA and Purchaser certified by an officer of each as to: true and correct copies of (A) all corporate action of Purchaser and TASA authorizing and approving this Agreement and the performance of the transactions contemplated hereby; (B) certificate of incorporation and by-laws and all amendments thereto; (C) signatures of duly elected and acting officers authorized to execute documents hereunder.

               (ix) Each of Purchaser and TASA shall have performed and complied with their respective agreements and conditions required by this Agreement to be performed or complied with by them on or prior to or at the Closing.

     17.  BROKER.  Each of Purchaser, Seller and TASA represent
          -------
each to the other that there was no broker who rendered services to it in connection with this transaction and each agrees to hold the other parties harmless from any and all claims arising by reason of any such services.

     18.  INDEMNIFICATION.
          ----------------

     (a) TASA and Purchaser, jointly as the "TASA Entities" and Seller (both the TASA Entities and Seller being the "Indemnifying Party") hereby agrees to indemnify, defend and hold harmless the other (such party being the "Indemnified Party") from and against any and all claims, damages, liabilities, losses and expenses (including reasonable attorneys' fees) of any kind or nature whatsoever incurred or sustained by the Indemnified Part(ies) arising from or in connection with a breach by any Indemnifying Party of any representation, warranty or covenant made by such Indemnifying Party in this Agreement (including information contained on any Schedule or Exhibit annexed hereto), or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing covered by such representations, warranties or covenants. This indemnity shall survive the Closing, but shall expire simultaneously upon the later of satisfaction in full of all of Purchaser's obligations under the (a) Note or (b) the Royalty Agreement, and in no event shall the amount of the indemnity of the TASA Entities, in the aggregate, or Seller, exceed, in the aggregate, the Purchase Price plus the amount of any and all royalty payments made or to be made under the Royalty Agreement.

          (b) In the event that at any time or from time to time, any party shall determine that it is entitled to indemnification under Paragraph 18 (a) hereof, the Indemnified Part(ies) shall give written notice to the Indemnifying Part(ies) specifying the basis on which indemnification is sought, the amount of the asserted loss, damage or expense, as the case may be, and requesting indemnification. In the event indemnification is required under this Agreement, it is contemplated by the parties hereto that payment shall be made to the Indemnified Party at or before the time the Indemnified Party(ies) shall be required to make payment with respect to the claim, unless there shall be a dispute as to the Indemnified Party(ies)' entitlement to indemnification, in which case adjustment will be made upon resolution of said dispute. The TASA Entities shall be entitled to offset any payment or liability for which it is to be indemnified by Seller against any payments due by either TASA Entity to Seller or Mr. Shapiro under this Agreement or any document executed in connection herewith, including, but not limited to the Note and Royalty Agreement. Upon receipt of any request for indemnification, the Indemnifying Part(ies) may object thereto by delivering written notice of such objection to the Indemnified Party(ies) specifying in reasonable detail the basis on which such objection is made. Such objection shall be made within be made within twenty (20) days of notice from the Indemnified Party requesting payment unless the Indemnifying Party shall have earlier agreed to such liability.

     19.  FURTHER ASSURANCES.  Each of the parties hereto agrees
          -------------------
that each will, whenever and as often as it shall be reasonably requested to do so by any other party hereto, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all further instruments as may be necessary or expedient in order to consummate the transactions provided for in, or contemplated by, this Agreement and do any and all further acts and things as may be necessary or expedient in order to carry out the purpose and intent of this Agreement and of the documents and instruments delivered in connection therewith. This obligation shall survive closing and shall remain in force and effect until the obligations of the parties to each other have been fully satisfied.

          20.  MISCELLANEOUS.
               --------------

          (a)  Benefits.  All of the terms and provisions of this
               --------
Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

          (b)  Entire Agreement.  This Agreement and the Exhibits
               ----------------
hereto contain the entire agreement among the parties with respect to the transactions contemplated herein; and no party shall be bound by nor shall be deemed to have made any representations, warranties or covenants except those contained herein. This Agreement cannot be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom the enforcement or any modification, change, discharge or termination is sought.

          (c)  Captions.  The captions of the paragraphs and
               --------
subparagraphs of this Agreement are for convenience and reference only, and are not to be considered in construing this Agreement.

          (d)  Survival.  All covenants, representations and
               --------
warranties contained in this Agreement, and in the documents and instruments executed and delivered in connection therewith, and any certificates furnished under any provision of this Agreement, and the indemnification provisions of Paragraphs 2 and 18 shall survive the execution and delivery of this Agreement and the transactions contemplated by this Agreement.

          (e)  Notices.  Any notices, request, instrument or other
               -------
document to be given hereunder shall be in writing and, except as otherwise provided for herein, shall be delivered personally or sent by certified mail, return receipt requested, as follows:

               (i)    If to Purchaser:    Modern Learning Press, Inc.
                                          910 Church Street
                                          Honesdale, Pennsylvania  18437
                                          Att:  Walter Barbe, President
                                          Fax: (717) 253-9423


               (ii)   If to TASA:         Touchstone Applied Science
                                            Associates, Inc.
                                          P.O. Box 382
                                          Fields Lane
                                          Brewster, New York 10509
                                          Att:  Andrew L. Simon, President
                                          Fax:  (914) 277-3548

with copy to Maureen Crush, Esq., Rider, Weiner, Frankel &
Calhelha, P.C., 655 Little Britain  Road, New Windsor, New York 12553,
Fax:  (914) 562-9100 and

               (iii)     If to Seller:    Programs for Education, Inc.
                                          186 Cafferty Road
                                          Pipersville, PA  18947
                                          Att:  Bernard Shapiro, President
                                          Fax:  (215)  297-8795

with copy to Helene Leone, Esq., Pluese, Lihotz, Incollingo & Leone, 21 East Euclid Avenue, Haddonfield, New Jersey 08033, Fax:
(609) 354-0491, or to such other address or addresses as any party may hereafter designate in writing to the other. Such notices may be sent by facsimile, U.S. mail, overnight courier or hand delivery. If sent by facsimile, such notice shall be deemed delivered when sent with evidence of effective transmission; if mailed, three (3) business days after deposit in the United States mail, properly addressed with postage affixed and sent certified mail, return receipt requested; if by overnight courier, upon delivery with evidence of same; or personally, upon by handing a copy of same to the person to be so notified.

          (f)  Severability.  In case any one or more of the
               ------------
provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not effect any other provision or part of a provision of this Agreement.

          (g)  Governing Law.  This Agreement shall be governed by
               -------------
and construed in accordance with the laws of the State of New
Jersey.

          (h)  Expenses.  Each of the parties shall pay its
               --------
respective legal, accounting and other fees in connection with this Agreement, except as otherwise required pursuant to the Letter of Intent.

          (i)  Assignment.    This Agreement may not be assigned by
               ----------
any party hereto without the consent of the other parties.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                    MODERN LEARNING PRESS, INC.


                    By:  /s/ WALTER BARBE
                       ----------------------------
                         Walter Barbe, President


                    PROGRAMS FOR EDUCATION, INC.


                    By:  /s/ BERNARD SHAPIRO
                       ----------------------------
                         Bernard Shapiro, President


                    TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.


                    By:  /s/ ANDREW L. SIMON
                       ----------------------------
                         Andrew L. Simon, President


                         /s/ BERNARD B. SHAPIRO
                    -------------------------------
                         Bernard B. Shapiro

                           SCHEDULE 5.1
                                TO
                     ASSET PURCHASE AGREEMENT

                        LIST OF TITLES SOLD


          All author/publisher contracts and other contracts and agreements, all as listed below, and any and all right, title and interest of Modern Learning Press, Inc. therein, including, but not limited to all intellectual property rights and goodwill (such collateral being collectively known as the "Intellectual Property"), which Intellectual Property was acquired by Modern Learning Press, Inc. from Programs for Education, Inc. in connection with that certain Asset Purchase Agreement dated the 30th of May, 1997 by and between the parties:


Amman, Janet        Art Prints and Their Use          Letter Agreement, 4/29/91
                      With Whole Language (1)


Ames, Louise        Raising Good Kids (2)            Letter Agreement, 7/18/90
                    Why Am I So Noisy?               Letter Agreement, 3/15/90
                      Why Is She So Shy?
                    Why Am I So Difficult?           Letter Agreement, 4/28/86
                    Is Your Child In the Wrong       Letter Agreement, 6/27/79
                      Grade?
                    What Am I Doing In This Grade?   Letter Agreement, 4/30/85
                    Stop School Failure              Letter Agreement, 8/8/79

Bluestein, Jane     Parents In A Pressure Cooker     Agreement, 10/14/88


Brooks, Susan       See The Painting                 Letter Agreement, 10/7/87


Buros, Jay          Why Whole Language               Contract, 7/26/90


Coletta, Anthony J. Managing Difficult Behavior      Letter Agreement, 7/18/91
                      in Children (3)
                    Loss of Innocence                Letter Agreement, 2/7/95
                    Developmental Parenting          Letter Agreement, 9/29/88
                    What's Best for Kids             Letter Agreement, 3/28/88


Einstein, Carol     Be Your Own Reading              Letter Agreement, 9/25/95
                      Specialist


Elkind, David       Parenting Your Teenager in       Letter Agreement, 9/30/92
                      the 1990's (4)
                    Reinventing Childhood            Letter Agreement, 11/13/95
                    Grandparenting                   Letter Agreement, 12/20/90


Gesell Institute    Gesell Preschool Test            Agreement, 2/25/80
                      Materials
                    School Readiness Test (5)        Letter, 7/7/67
                    School Readiness Video (6)       Agreement, 3/24/83

Grant, James        Every Parent's Owner's           Contract, 9/9/86
                      Manual - 3, 4, 5, 6,
                       7 year old
                    Parents Pages                    Letter Contract, 5/18/87
                    Parent/Teacher Observations      Contract, 4/26/89
                      of Young Children
                    Developmental Education in       Contract, 6/1/91
                      the 1990's
                    Childhood Should Be a            Contract, 4/24/89
                      Precious Time
                    Childhood Should Be a            Letter Agreement, 10/26/87
                      (Pressure) Precious Time
                        Poster
                    Worth Repeating Video (5)        Agreement, 7/14/87
                    Retention & Its Prevention       Letter Agreement, 4/23/96
                    I Hate School                    Letter Agreement, 9/20/93
                    Do You Know Where Your           Agreement, 5/9/85
                      Child Is?  (Video)
                    School Readiness and Worth
                      Repeating
                    The Readiness Bill of            Letter Agreement, 5/6/86
                      Rights Poster


Hoffman, Carol      Reaching and Teaching Kids       Letter Contract, 7/1/94
                      Today


Johnson, Robert L.  Implementing a Developmental     Letter Agreement, 9/29/88
                      Program Audiotape


Keshner, Judy       A Parent's Guide to              Letter Contract, 5/31/91
                      Kindergarten
                    Kindergarten Student             Letter Agreement, 9/1/94
                      Observation and Assessment
                       (Forms & Booklet)


Lamb & Logsdon      Kindergarten: an Intuitive       Letter Contract, 6/12/90
                      Approach
                    Positively Garten (6)


Linerode, Darla     Let's Look at Art Together       Letter Contract, 8/15/90


Nichols, Elisabeth  Preschoolers at Work             Letter Agreement, 6/8/88


Trisler & Cardiel   Managing your Child              Letter Agreement, 6/3/91
                      Centered Classroom (7, 8)
                    Words I Use When I Write         Letter Agreement, 5/31/89
                    Help At Home Guide - Words       Addendum, 10/31/90
                      I Use
                    Palabras Que Yo Uso Cuando       Letter Agreement, 6/27/94
                      Escribo
                    Gua Para Los Padres - Help
                      at Home Guide-
                    More Words I Use When I          Addendum, 6/13/90
                      Write
                    Help At Home Guide - More        Addendum, 10/31/90
                      Words I Use
                    My Word Book                     Addendum, 6/18/93
                    Help At Home Guide - My          Addendum, 6/16/93
                      Word Book
                    My Word Book - Teacher Guide
                    Mi Libro de Palabras             Letter Agreement, 7/15/96
                    Guia Para Los Padres - Help
                      at Home Guide - Mi Libro de
                       Palabras
                    Word Power!                      Letter Agreement, 8/1/94
                    Word Power! - Teacher Guide
                    My Word Works                    Letter Contract, 9/4/96
                    Help at Home Guide - My          Letter Contract, 9/4/96
                      Word Works
                    My Word Works - Teacher Guide    Letter Contract, 9/4/96
                    More Word Works                  Letter Contract, 9/4/96
                    Help at Home Guide - More        Letter Contract, 9/4/96
                      Word Works
                    More Word Works - Teacher Guide  Letter Contract, 9/4/96


Uphoff, James       Real Facts from Real Schools     Letter Contract, 10/4/90


Vail, Priscilla     Common Ground (8)                Letter Contract, 6/21/95
                    Emotion:  The On/Off Switch      Letter Contract, 5/24/96
                    About Dyslexia (8)               Letter Contract, 7/14/89
                    Learning Styles (8, 9)           Letter Contract, 3/22/92
                    Gifted, Precocious or Just       Letter Contract, 5/30/86
                      Plain Smart 8
                    Words Fail Me                    Letter Contract, 6/14/91


1. See also, Agreement, 3/22/93, with Newbridge Communications, Inc.
   --------
2. See also Contract, 6/11/92, with Dell Publishing
   --------
3. See also Contract, 6/3/92, with Discovery International
   --------
4. See also Contract, 10/14/93, with Ballantine Books
   --------
5. See also Contract, 12/23/92, with Discovery International
   --------
6. See also Agreement, 1/8/93, with Newbridge Communications, Inc.
   --------
7. See also Contract, 8/26/92, with Newbridge Communications, Inc.
   --------
8. See also Contract, 2/4/93, with Hawker Brownlow Education Pty., Ltd.
   --------
9. See also Agreement, 1/13/93, with Newbridge Communications, Inc.
   --------

Ballantine Books    Softcover publication,            Contract, 10/14/93
                      Parenting your Teenager in
                      --------------------------
                       the 1990's (Elkind)
                       ----------

Dell Publishing     Subsidiary Publication,           Agreement, 6/11/92
                      Raising Good Kids (Ames)
                      -----------------

Discovery           Foreign Licensing, Managing       Agreement, 6/3/92
                                       --------
  International       Difficult Children video
                      ------------------
                       (Coletta)
                    Foreign Licensing, School         Agreement, 12/23/92
                                       ------
                      Readiness (Gesell
                      ---------
                       Institute), Worth
                                   -----
                       Repeating (Grant)
                       ---------

Fitzhenry &         Canadian Distribution, all        Letter Agreement, 1/1/92
  Whiteside           titles not already subject
                       to distribution agreement

Hawker Brownlow     Foreign Licensing, Common         Agreement, 2/4/93
                                       ------
  Education,          Ground, Learning Styles,
                      ------  ---------------
   Pty, Ltd.           Gifted..., About Dyslexia
                       ------     --------------
                       (Vail); Managing Your...
                               ----------------
                       Classroom (Trisler &
                       ---------
                       Cardiel)

Newbridge           Softcover Publication,            Agreement, 8/26/92
 Communications,      Managing Your...
                      ----------------
  Inc.                 Classroom (Trisler &
                       ---------
                       Cordiel)
                    Softcover Publication,            Agreement, 1/13/93
                      Learning Styles (Vail)
                      ---------------
                    Softcover Publication, Art        Agreement, 3/22/93
                                           ---
                      Prints... With Whole
                      --------------------
                       Language (Amann)
                       --------
                    Softcover Publication,            Agreement, 1/8/93
                      Positively Kindergarten
                      -----------------------
                       (Lamb & Logsdon)

Buros, Jay          Consulting Services               Letter Agreement, 6/12/91

Mann, Jean          Consulting Services               Letter Agreement, 3/23/96

Seisedos, Dorcas    Consulting Services               Letter Contract, 7/5/96

                          SCHEDULE 8.1
                               TO
                    ASSET PURCHASE AGREEMENT

   LIST OF MATERIAL CONTRACTS, AGREEMENTS, LICENSES & LEASES



Cane, ___________   Oral Lease, month-to-month,
                      with respect to the Seller's
                       place of business located
                       at Cane Farm, Building #6,
                       Rosemont, New Jersey


Amman, Janet        Art Prints and Their Use         Letter Agreement, 4/29/91
                      With Whole Language (1)

Ames, Louise        Raising Good Kids (2)            Letter Agreement, 7/18/90
                    Why Am I So Noisy?  Why Is       Letter Agreement, 3/15/90
                      She So Shy?
                    Why Am I So Difficult?           Letter Agreement, 4/28/86
                    Is Your Child In the Wrong       Letter Agreement, 6/27/79
                      Grade?
                    What Am I Doing In This          Letter Agreement, 4/30/85
                      Grade?
                    Stop School Failure              Letter Agreement, 8/8/79

Bluestein, Jane     Parents In A Pressure            Agreement, 10/14/88
                      Cooker

Brooks, Susan       See The Painting                 Letter Agreement, 10/7/87

Buros, Jay          Why Whole Language               Contract, 7/26/90

Coletta, Anthony J. Managing Difficult Behavior      Letter Agreement, 7/18/91
                      in Children (3)
                    Loss of Innocence                Letter Agreement, 2/7/95
                    Developmental Parenting          Letter Agreement, 9/29/88
                    What's Best for Kids             Letter Agreement, 3/28/88

Einstein, Carol     Be Your Own Reading Specialist   Letter Agreement, 9/25/95

Elkind, David       Parenting Your Teenager in       Letter Agreement, 4/30/92
                      the 1990's (4)
                    Reinventing Childhood            Letter Agreement, 11/13/95
                    Grandparenting                   Letter Agreement, 12/20/90

Gesell Institute    Gesell Preschool Test            Agreement, 2/25/80
                      Materials
                    School Readiness Test (5)        Letter, 7/7/67
                    School Readiness Video (5)       Agreement, 3/24/83

Grant, James        Every Parent's Owner's           Contract, 9/9/86
                      Manual - 3, 4, 5, 6,
                       7 year old
                    Parents Pages                    Letter Contract, 5/18/87
                    Parent/Teacher Observations      Contract, 4/26/89
                      of Young Children
                    Developmental Education in       Contract, 6/1/91
                      the 1990's
                    Childhood Should Be a            Contract, 4/24/89
                      Precious Time
                    Childhood Should Be a            Letter Agreement, 10/26/87
                      (Pressure) Precious Time
                       Poster
                    Worth Repeating Video (5)        Agreement, 7/14/87
                    Retention & Its Prevention       Letter Agreement, 4/23/96
                    I Hate School                    Letter Agreement, 9/20/93
                    Do You Know Where Your           Agreement, 5/9/85
                      Child Is?  (Video)
                    School Readiness and Worth
                      Repeating
                    The Readiness Bill of            Letter Agreement, 9/29/88
                      Rights Poster

Hoffman, Carol      Reaching and Teaching Kids       Letter Contract, 7/1/94
                      Today

Johnson, Robert L.  Implementing a Developmental     Letter Agreement, 9/29/88
                      Program Audiotape

Keshner, Judy       A Parent's Guide to Kindergarten Letter Contract, 5/31/91
                    Kindergarten Student             Letter Agreement, 9/1/94
                      Observation and
                       Assessment (Forms &
                       Booklet)

Lamb & Logsdon      Kindergarten:  an Intuitive      Letter Contract, 6/12/90
                      Approach
                    Positively Kindergarten (6)

Linerode, Darla     Let's Look at Art Together       Letter Contract, 8/15/90

Nichols, Elisabeth  Preschoolers at Work             Letter Agreement, 6/8/88

Trisler & Cardiel   Managing your Child              Letter Agreement, 6/3/91
                      Centered Classroom(7, 8)
                    Words I Use When I Write         Letter Agreement, 5/31/89
                    Help At Home Guide - Words       Addendum, 10/31/90
                      I Use
                    Palabras Que Yo Uso Cuando       Letter Agreement, 6/27/94
                      Escribo
                    Guia Para Los Padres - Help
                      at Home Guide - Palabras
                    More Words I Use When I Write    Addendum, 6/13/90
                    Help At Home Guide - More        Addendum, 10/31/90
                      Words I Use
                    My Word Book                     Addendum, 6/18/93
                    Help At Home Guide - My
                      Word Book
                    Mi Libro de Palabras             Letter Agreement, 7/15/96
                    Guia Para Los Padres - Help
                      at Home Guide - Mi Libro
                       de Palabras
                    Word Power!                      Letter Agreement, 8/1/94
                    Word Power! - Teacher Guide
                    My Word Works                    Letter Contract, 9/4/96
                    Help at Home Guide - My
                      Word Works                     Letter Contract, 9/4/96
                    My Word Works - Teacher Guide    Letter Contract, 9/4/96
                    More Word Works                  Letter Contract, 9/4/96
                    Help at Home Guide - More
                      Word Works                     Letter Contract, 9/4/96
                    More Word Works - Teacher Guide  Letter Contract, 9/4/96

Uphoff, James       Real Facts from Real Schools     Letter Contract, 10/4/90

Vail, Priscilla     Common Ground (8)                Letter Contract, 6/21/95
                    Emotion: The On/Off Switch       Letter Contract, 5/24/96
                    About Dyslexia (8)               Letter Contract, 7/14/89
                    Learning Styles (8, 9)           Letter Contract, 3/22/92
                    Gifted, Precocious or Just
                      Plain Smart (8)                Letter Contract, 5/30/86
                    Words Fail Me                    Letter Contract, 6/14/91


1.   See also, Agreement, 3/22/93, with Newbridge Communications, Inc.
     --------
2.   See also Contract, 6/11/92, with Dell Publishing
     --------
3.   See also Contract, 6/3/92, with Discovery International
     --------
4.   See also Contract, 10/14/93, with Ballantine Books
     --------
5.   See also Contract, 12/23/92, with Discovery International
     --------
6.   See also Agreement, 1/8/93, with Newbridge Communications, Inc.
     --------
7.   See also Contract, 8/26/92, with Newbridge Communications, Inc.
     --------
8.   See also Contract, 2/4/93, with Hawker Brownlow Education Pty., Ltd.
     --------
9.   See also Agreement, 1/13/93, with Newbridge Communications, Inc.
     --------

Ballantine Books    Softcover publication,            Contract, 10/14/93
                      Parenting your Teenager in
                      --------------------------
                       the 1990's (Elkind)
                       ----------

Dell Publishing     Subsidiary Publication,           Agreement, 6/11/92
                      Raising Good Kids (Ames)
                      -----------------

Discovery           Foreign Licensing, Managing       Agreement, 6/3/92
                                       --------
 International        Difficult Children video
                      ------------------
                       (Coletta)
                    Foreign Licensing, School         Agreement, 12/23/92
                                       ------
                      Readiness (Gesell Institute),
                      ---------
                       Worth Repeating (Grant)
                       ---------------

Fitzhenry &         Canadian Distribution, all        Letter Agreement, 1/1/92
 Whiteside            titles not already subject
                       to distribution agreement

Hawker Brownlow     Foreign LICENSING, Common         Agreement, 2/4/93
                                       ------
 Education,           Ground, Learning Styles,
                      ------  ---------------
 Pty, Ltd.             Gifted..., About Dyslexia
                       ---------  --------------
                       (Vail); Managing Your...
                               ----------------
                       Classroom (Trisler & Cardiel)
                       ---------

Newbridge           Softcover Publication,            Agreement, 8/26/92
 Communications,      Managing Your...
                      ----------------
 Inc.                 Classroom (Trisler & Cordiel)
                      ---------
                    Softcover Publication,            Agreement, 1/13/93
                      Learning Styles (Vail)
                      ---------------
                    Softcover Publication, Art        Agreement, 3/22/93
                                           ---
                      Prints... With Whole
                      --------- ----------
                       Language (Amann)
                       --------
                    Softcover Publication,            Agreement, 1/8/93
                      Positively Kindergarten
                      -----------------------
                       (Lamb & Logsdon)

Buros, Jay          Consulting Services               Letter Agreement, 6/12/91

Mann, Jean          Consulting Services               Letter Agreement, 3/23/96

Seisedos, Dorcas    Consulting Services               Letter Contract, 7/5/96

                          SCHEDULE 8.2
                               TO
                    ASSET PURCHASE AGREEMENT

        EQUIPMENT OWNED BY PROGRAMS FOR EDUCATION, INC.



   ITEM                   BRAND                  MODEL           SERIAL #
   ----                   -----                  -----           --------


   Fax                    Sharp                  UX-104          37105493


   Computer               Gateway 2000           486 DX2/66      1679088


   Computer               Gateway 2000           486 DX2/66      1479088


   Monitor                Princeton Graphics     15" Monitor     TW00910207


   Printer                Hewlett-Packard        LaserJet 4      USBC18425


   Printer                Hewlett-Packard        LaserJet 3      3022A16157


   Computer               Zeos                   486 DX2/66      10077447


   Dot Matrix Printer     Epson                  LQ-570+         1F8E611893


   Color Ink Jet Printer  Epson                  P2              1S011161138


   Copier                 Canon                  PC-11           NTB15884


   Scanner                Hewlett-Packard        ScanJet IIC     3265A42930


   Monitor                Mitsubishi             DS20            20908550


   Tape Backup Drive      Irwin                  Accutrack 120   M00011257


   UPS                    APC                    UPS-450         B94063021901


   UPS                    APC                    UPS-400         B94052797684


   Zip Drive              Iomega                 Zip 100         RABG2861JX


   Typewriter             Sharp                  PA3110 II       98294052K


   Adding Machine         Texas Instruments      5045SV          129988T-0196D


   Answering Machine      AT&T                   1332            951064


   Telephones             AT&T                   Spirit System   n/a


   20" Monitor            Nanao                  Flexscan 750i   n/a


   VCR                    Sharp                  DA-2 Head       n/a


   Computer               Gateway 2000           486 DX2/50      n/a


   Scanner                Hewlett-Packard        ScanJet Plus    2812J66088


   Printer                Hewlett-Packard        LaserJet 4      JFBGD50895


   UPS                    APC                    UPS             89404200470


   CD-ROM                 NEC                    MultiSpin       3804277GC


   Tape Backup Drive      Irwin                  Accutrack 120   M00010789


   Fax                    Canon                  Faxphone 16     UMA27521


   Computer               Gateway 2000           386             76364


   Fax                    Sharp                  UX103           27140764


   Printer                Hewlett-Packard        LaserJet II     n/a


   Computer               IBM                    XT              13718615150


   Computer               IBM                    PC              5160-212722


   Printer                Sanyo                  FR5500          15006083


   Typewriter             Sharp                  PA3110 II       n/a


   Computer               Eagle                  n/a             n/a


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                         LIST OF EXHIBITS

             EXHIBITS HAVE BEEN INTENTIONALLY OMITTED
     SEE CLOSING LIST FOR EXECUTED VERSIONS OF THE DOCUMENTS
                      LISTED BELOW AS EXHIBITS


          A         Note

          B         Security Agreement

          C         Stock Pledge Agreement

          D         Guaranty

          E         Non-competition Agreements

          F         Consulting Agreement

          G         Royalty Agreement